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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Tandy Brands Accessories, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.
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690 East Lamar Blvd., Suite 200
Arlington, Texas 76011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 15, 2003

Dear Stockholder:

      We will hold this year’s annual meeting of stockholders on October 15, 2003, at 10:00 a.m. at the Yoakum Community Center, 105 Huck Street, Yoakum, Texas 77995. At the meeting, we will ask you to consider and vote on the re-election of James F. Gaertner, Ph.D., Roger R. Hemminghaus and Gene Stallings to our board of directors. If re-elected they will each serve for a three-year term which will expire in 2006, or until their successors are elected and qualified.

      We will also discuss and take action on any other business that is properly brought before the meeting.

      If you were a stockholder on September 8, 2003, you are entitled to notice of and to vote on the proposals at this year’s meeting.

      We hope you will find it convenient to attend the annual meeting in person. Whether or not you plan to attend, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope to ensure your vote is represented. You may also revoke your proxy in the manner described in the accompanying proxy statement at any time before the vote is taken and vote your shares personally at the meeting.

By Order of the Board of Directors,

W. MIKE BAGGETT
Secretary

Arlington, Texas

September 16, 2003

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.

690 East Lamar Blvd., Suite 200
Arlington, Texas 76011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on October 15, 2003

      We are pleased to present you with this proxy statement in connection with this year’s annual meeting. We hope you will come to our annual stockholders’ meeting on Wednesday, October 15, 2003.

      As you will see in the accompanying annual report, the past year was a successful year for Tandy Brands. At the annual meeting, after we vote on the proposal described in this proxy statement, we will present a brief report on Tandy Brands’ achievements over the past year, as well as an overview of our plans for the upcoming year and beyond. As always, we will conclude the meeting by entertaining your questions and comments.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY; THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AND VOTE YOUR SHARES PERSONALLY.

      We look forward to seeing you at this year’s meeting.

Sincerely,

J.S.B. JENKINS
President and Chief Executive Officer

GENERAL INFORMATION REGARDING THE ANNUAL MEETING
PROPOSAL: ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER INFORMATION YOU NEED TO MAKE A DECISION
REPORT OF AUDIT AND FINANCE COMMITTEE
REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE

GENERAL INFORMATION REGARDING THE ANNUAL MEETING

Why did I receive this proxy statement?

      On September 16, 2003, we began mailing this proxy statement to everyone who was a stockholder of record of our company on September 8, 2003. Only stockholders of record on the close of business on September 8, 2003, are entitled to vote at the meeting. The purposes of this proxy statement are to:

•	let our stockholders know when and where we will hold our annual stockholders’ meeting;

•	provide detailed information about the directors who will be voted on for re-election; and

•	provide updated information about our company you should consider in order to make an informed decision at the meeting.

At the close of business on the record date, there were 6,090,599 shares of our common stock issued, outstanding and entitled to vote and approximately 893 holders of record. Each holder of record is entitled to one vote per share. To achieve a quorum at the meeting, a majority of our outstanding shares must be present either in person or by proxy.

I received more than one proxy statement. Why?

      If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy you received.

I share an address with another stockholder of the company, but we only received one proxy statement. Why?

      In some cases, only one copy of our 2003 annual report to stockholders and this proxy statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of our stockholders. We will gladly deliver a separate copy of our 2003 annual report and this proxy statement to stockholders sharing an address upon written or oral request. If, on the other hand, you have received multiple copies of our 2003 annual report to stockholders and this proxy statement and wish to receive a single copy in the future, we will gladly deliver one copy of our annual report and proxy statement upon written or oral request. Written requests should be sent to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Corporate Secretary. Oral requests should be made by calling our corporate offices at (817) 548-0090.

What will occur at the annual meeting?

      First, we will determine whether enough stockholders are present at the meeting to conduct business. A stockholder will be deemed to be “present” at the meeting if the stockholder is:

•	present in person; or

•	not present in person but represented by proxy at the meeting.

      According to our bylaws, holders of at least a majority of our outstanding shares must be present at this year’s meeting in order to conduct business. If holders of fewer than a majority of our outstanding shares are present at the meeting, we will adjourn the meeting to a later date. The new meeting date will be announced at the meeting.

      If enough stockholders are present at the meeting to conduct business, we will vote on the proposal to re-elect each of James F. Gaertner, Ph.D., Roger R. Hemminghaus and Gene Stallings as members of our board of directors. This proposal has been unanimously approved by our board of directors. The board of directors is now soliciting your vote on the proposal and unanimously recommends you vote FOR the re-election of each of Dr. Gaertner, Mr. Hemminghaus and Mr. Stallings.

      After the proposal has been voted on at the meeting, we will discuss and take action on any other matter properly brought before the meeting. Also, some of our executive officers will report on our recent financial results and our current operations.

How do I vote if I do not plan to attend the annual meeting?

      In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card, and return the card in the enclosed envelope. We encourage you to vote now even if you plan to attend the meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.

      Please understand that voting by any means other than voting in person at the meeting has the effect of appointing J.S.B. Jenkins, our President and Chief Executive Officer, and Stanley T. Ninemire, our Executive Vice President of Operations, as your proxies. They will be required to vote on the proposal described in this proxy statement exactly as you have instructed them to vote. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Jenkins and Mr. Ninemire will be authorized to use their discretion to vote on such issues on your behalf.

      All shares of common stock represented at the annual meeting by properly executed proxies received prior to or at the meeting, and which have not been revoked, will be voted at the meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated, the proxies will be voted FOR the re-election of each of Dr. Gaertner, Mr. Hemminghaus and Mr. Stallings as directors.

How many votes are necessary to re-elect the nominees as directors?

      Each nominee for director must receive the affirmative vote of a plurality of the shares present at the meeting, either in person or represented by proxy, to be re-elected to our board of directors.

What if a nominee for director is unwilling or unable to stand for re-election?

      Each of Dr. Gaertner, Mr. Hemminghaus and Mr. Stallings has agreed to stand for re-election to our board of directors. We are not aware of any intention on any nominee’s part not to stand for re-election or any circumstances which would cause a nominee not to stand for re-election. However, if unexpected events arise which cause a nominee to be unable to stand for re-election, then either:

•	our board of directors can vote at the meeting to reduce the size of the board of directors; or

•	our board of directors may, during the meeting, nominate another person for director.

      It is important for you to understand if our board of directors nominates someone at the meeting, the person to whom you have given your proxy will be able to use his or her discretion to vote on your behalf for the candidate of his or her choice.

Who counts the votes and how are the votes treated?

      We will appoint two persons as inspectors of election for the meeting who will count the votes cast. They will treat shares represented by proxies that abstain as shares that are present and entitled to vote when determining if a quorum exists and when determining the outcome of any matter voted upon by the stockholders.

      The inspectors of election will consider shares referred to as “broker non-votes” as shares that are present and entitled to vote when determining the presence of a quorum. Broker non-votes are shares held by brokers or nominees as to which the broker or nominee:

•	has not received instructions from the beneficial owners on how to vote the shares; or

•	does not have discretionary power to decide how to vote the shares.

      The inspector will not treat the brokers’ or nominees’ shares as present or entitled to vote on outcome determinative matters if the broker or nominee has indicated it does not have discretionary power to vote those shares. However, those shares will be considered present for quorum purposes and may be entitled to vote on other matters.

What if I want to change my vote?

      You can change your vote on a proposal at any time before the meeting for any reason by revoking your proxy. Proxies may be revoked by:

•	filing a written notice of revocation, which includes a later date than the proxy date, with our corporate secretary at or before the meeting;

•	properly executing a later proxy relating to the same shares; or

•	attending the meeting and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of your proxy.

      Any notice revoking a proxy should be sent in writing to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Corporate Secretary.

Who pays for this proxy solicitation?

      We, the company, will pay for the cost of this proxy solicitation. Our directors, officers and employees may solicit proxies. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by mail, by telephone, by email, by facsimile, by telegram or other means of communication. We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of common stock.

Who is our independent auditor this year?

      Our board of directors selected Ernst & Young LLP to serve as our independent auditor for the 2004 fiscal year. A representative of Ernst & Young LLP is expected to attend the meeting. The representative will have the opportunity to make a statement at the meeting and respond to appropriate questions from our stockholders.

What fees did we pay to our independent auditor this past year for our audit?

      Audit Fees. We paid Ernst & Young LLP an aggregate of $134,600 for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of our financial statements included in our Forms 10-Q for fiscal 2003.

      All Other Fees. We paid Ernst & Young LLP approximately $22,857 during the past fiscal year for attestations requested in connection with certain of our license agreements, review of our registration statements on Form S-8 and consultations regarding our obligations under the Sarbanes-Oxley Act of 2002.

      The audit and finance committee of our board of directors has considered whether Ernst & Young LLP’s provision of services, other than services rendered in connection with the audit of our annual financial statements and reviews of our financial statements included in our Forms 10-Q for the most recent fiscal year, is compatible with maintaining Ernst & Young LLP’s independence.

How do I propose an issue for discussion or vote at the annual meeting?

      Stockholder proposals for consideration at next year’s annual meeting of stockholders must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. To be timely under Rule 14a-8, stockholder proposals must be received by the company no later than May 19, 2004, in order to be included in next year’s proxy statement and form of proxy. Written notice of stockholder proposals not intended to be included in the proxy statement and form of proxy will be considered timely if received by the company no later than August 2, 2004. The proposals must comply with all applicable statutes and regulations. The chairman of the meeting may refuse to allow the transaction of any business not proposed in compliance with the foregoing procedures. You may submit your proposal in writing to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Corporate Secretary.

      According to our bylaws, any proposal properly raised at the meeting by a stockholder will require the affirmative vote of a majority of the shares present at the meeting, whether in person or represented by proxy, unless otherwise provided by law, our certificate of incorporation or an agreement to which the company is a party. If a stockholder raises a matter at the meeting requiring a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.

      We have not received notice of any stockholder proposals to be presented at this year’s meeting.

How can I receive a copy of the annual report on Form 10-K?

      We provide a free copy of our annual report on Form 10-K that excludes exhibits but includes related financial statement schedules upon request. If you would also like to receive a complete copy of our annual report on Form 10-K with exhibits, we will provide copies of the Form 10-K free of charge, however, we may charge a reasonable fee for providing exhibits.

      You may obtain a report by mailing a written request to Tandy Brands Accessories, Inc., 690 East Lamar Blvd., Suite 200, Arlington, Texas 76011, Attention: Chief Financial Officer. Upon filing, our Form 10-K, including exhibits, will also be available free of charge on the SEC’s website at www.sec.gov.

PROPOSAL: ELECTION OF DIRECTORS

      Our certificate of incorporation divides our board of directors into three classes, with each class serving a three-year term. One class of directors is elected at each annual meeting of stockholders. The terms of our Class I directors, James F. Gaertner, Ph.D., Roger R. Hemminghaus and Gene Stallings, expire at this year’s meeting.

      Our board of directors has nominated each of Dr. Gaertner, Mr. Hemminghaus and Mr. Stallings for re-election to serve until the 2006 annual meeting of stockholders or until each of their respective successors is elected and qualified. The remaining three directors will continue to serve on our board of directors until their respective terms expire and their respective successors are elected and qualified. Our bylaws authorize a board comprised of three to nine directors. The number of directors constituting our board is presently set at seven by resolution of our board. If this year’s nominees for director are re-elected, our board of directors will consist of six directors with one Class III director vacancy on the board. In light of the current corporate environment, the board has determined not to decrease the size of the board, and, according to our bylaws, a majority of our board of directors may fill this vacancy at any time. Despite this vacancy, you may not vote for a greater number of directors than the number nominated.

Who is nominated for re-election to our board of directors?

      James F. Gaertner, Ph.D., age 60, has been a director since November 1990 and Chairman of the Board since October 1998. Following a 12-month sabbatical, Dr. Gaertner began serving as President of Sam Houston State University in Huntsville, Texas in August 2001. Dr. Gaertner served as Dean of the College of Business at The University of Texas at San Antonio (“UTSA”) from September 1, 1987 until June 30, 2000. Before his appointment as Dean, Dr. Gaertner served for four years as a professor and Director of the Division of Accounting and Information Systems at UTSA. Dr. Gaertner served as an associate professor at the University of Notre Dame from September 1976 until August 1983. During that period, Dr. Gaertner served as director of Notre Dame’s London master of business program in London, England. From 1968 to 1973, Dr. Gaertner served as a director and Chief Financial Officer of Tex Tan Welhausen Co., and later served as the Controller for Tex Tan Welhausen, a division of Tandy Corporation. Prior to his employment at Tex Tan Welhausen, he was employed as a member of the audit staff of KPMG Peat Marwick in Houston, Texas.

Dr. Gaertner currently serves as a member of the Board of Trustees of U.S. Global Investors, Inc., a registered investment adviser and management firm in San Antonio, Texas.

      Mr. Roger R. Hemminghaus, age 67, has been a director since June 2000. Mr. Hemminghaus is a past Chairman of the Federal Reserve Bank of Dallas and currently serves as a director of CTS Corporation, Luby’s, Inc. and Xcel Energy, Inc. From 1996 to 1999, Mr. Hemminghaus served as Chief Executive Officer of Ultramar Diamond Shamrock Corp. and from 1996 to January 2000 he served as the Chairman of the Board. From 1987 to 1996, Mr. Hemminghaus served as the Chairman and Chief Executive Officer of Diamond Shamrock, Inc. Mr. Hemminghaus also serves as Chairman of the Board of Regents of Texas Lutheran University, on the National Executive Board of the Boy Scouts of America and as Chairman of the board of directors of the Southwest Research Institute.

      Mr. Gene Stallings, age 68, has been a director since June 1997. Mr. Stallings is presently a rancher, an author and a private investor. From January 1990 to December 1996, he was the head football coach of the University of Alabama. Prior to that time, he was head coach of the St. Louis/ Phoenix Cardinals professional football team from 1986 to 1989. Mr. Stallings is a member of the board of directors of the Peoples National Bank of Paris, Texas, the Board of Trustees of Abilene Christian University, the board of directors of Christus St. Joseph’s Hospital in Paris, Texas, and the board of directors of Great Southern Wood Incorporated.

What vote is required to re-elect each nominee for director?

      To be re-elected as a director, each nominee must receive the affirmative vote of the holders of a plurality of the shares voted in person or by proxy at the meeting. Our board of directors unanimously recommends a vote FOR the re-election of each of Dr. Gaertner, Mr. Hemminghaus and Mr. Stallings. There are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

Who are our continuing directors?

      The following persons are the members of our board of directors whose terms will continue after this year’s annual meeting:

      Mr. J.S.B. Jenkins, age 60, has served as the President and Chief Executive Officer of the company and as a member of our board of directors since our formation in November 1990. Mr. Jenkins served as Executive Vice President of The Bombay Company, Inc. (“Bombay”) from July 1, 1985 until December 31, 1990, and as Vice President of Bombay from 1980 until 1985. He also served as the President of the Tandy Brands Accessories division of Bombay, of which we were a division until our spin-off in December 1990, from April 1986 until the spin-off. In 1978, Mr. Jenkins was named President of Tex Tan Welhausen Co., a division of Bombay, where he served until becoming an officer of Bombay. Mr. Jenkins was Vice President and Production Manager of Tex Tan Welhausen Co. from 1974 until 1977 and was named Executive Vice President of that division in 1977. Mr. Jenkins currently serves on the board of directors of Luby’s, Inc. Mr. Jenkins also is a member of the Texas A&M University College of Business Administration/ Graduate School of Business Development Council, the Texas A&M University President’s Council, the advisory board of directors for the Texas A&M University 12th Man Foundation and the board of directors for the Cotton Bowl Athletic Association. Mr. Jenkins’ term expires at the 2005 annual meeting.

      Ms. Colombe M. Nicholas, age 58, has been a director since October 1999. Since 2002, Ms. Nicholas has served as a consultant to Financo Global Consulting, the international consulting division of Financo, Inc. specializing in the fashion industry. Prior to working as a private consultant from 1999 to 2002, Ms. Nicholas served as President and Chief Executive Officer for Anne Klein Group, a women’s fashion apparel company, from August 1996 to July 1999, when the company was sold to Kasper, ASL. From December 1993 to July 1996, Ms. Nicholas served as President and Chief Executive Officer of Orr Felt Company, a family-owned business that provides felt for paper manufacturing. From April 1991 to November 1993, she was the President and Chief Operating Officer of Giorgio Armani Fashion Corporation, the largest licensee of Armani Spa, Italy. From May 1980 to January 1989, Ms. Nicholas served as President and Chief Executive Officer of Christian Dior New York, a designer fashion company. Ms. Nicholas currently serves as a member of the

Board of Trustees of the University of Dayton located in Dayton, Ohio. Ms. Nicholas’ term expires at the 2004 annual meeting.

      Mr. C.A. Rundell, Jr., age 71, has been a director since November 1990. Since 1988, Mr. Rundell has owned and operated Rundell Enterprises, a sole proprietorship engaged in providing acquisition and financial consulting services to business enterprises. From 1977 to 1988, Mr. Rundell was the President, Chief Executive Officer and a member of the board of directors of Cronus. Mr. Rundell was previously the Chief Executive Officer of Tyler Corporation from October 1996 to December 1998. Mr. Rundell was also a director and Chairman of the Board of NCI Building Systems, Inc. from April 1989 to July 2000. He is currently the Chairman of the Board and Chief Executive Officer of Integrated Security Systems, Inc., and a director of Renaissance US Growth and Income Trust PLC. Under our bylaws, directors are not permitted to serve past the annual meeting following his or her 70th birthday. However, in the case of Mr. Rundell, our board of directors has unanimously waived this provision until the expiration of his term at the 2004 annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Who owns more than 5% of our stock?

      Unless otherwise indicated, the following table sets forth information as of September 8, 2003, with respect to the shares of our common stock beneficially owned by each person who we know to be the beneficial owner of more than 5% of our common stock. As of September 8, 2003, 6,090,599 shares of our common stock were issued and outstanding.

	Number of Shares		Percentage
Name and Address of Beneficial Owner	Beneficially Owned(1)		of Ownership

Tandy Brands Accessories, Inc.	843,825	(2)	13.86%
Employees Investment Plan P.O. Box 1290 Fort Worth, Texas 76101-1290
Richard Liu	384,857	(3)	6.32%
c/o Superior Leather Ltd. Unit 510 Tower 2, Enterprise Square 9 Sheung Yuet Rd. Kowloon Bay Kowloon, Hong Kong
FMR Corp.	631,400	(4)	10.37%
82 Devonshire Street Boston, Massachusetts 02109
Donald P. Moriarty	438,060	(5)	7.19%
c/o Twin Oaks Partners One Main Street, Suite 202 Chatham, New Jersey 07928
J.S.B. Jenkins	738,264	(6)	11.80%
690 East Lamar Blvd., Suite 200 Arlington, Texas 76011

(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) voting power with respect to such shares, including the power to vote or to direct the voting of such shares, or (b) investment power with respect to such shares, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days.

(2)	Voting power of the shares held pursuant to this plan is vested in Comerica Bank, as trustee, subject to the right of participants in the plan to direct the voting of each of their allocable shares of our common stock in the plan. The trustee votes any shares for which no directions are received in the same proportion as those shares with respect to which directions regarding voting are received.

(3)	Based solely on written representations furnished to us by Mr. Liu. Includes 154,457 shares held of record by Mr. Liu and 230,400 shares held by Copwell Holdings Ltd., a company wholly owned by Mr. Liu.

(4)	Based solely on a review of FMR Corp.’s report on Schedule 13G/ A filed with the SEC on February 14, 2003.

(5)	Based solely on written representations furnished to us by Mr. Moriarty. Includes 156,050 shares held by Twin Oaks Partners and 282,010 shares held by various family members of Mr. Moriarty.

(6)	Includes 372,471 shares held of record by Mr. Jenkins, which includes 12,100 shares of restricted stock, 167,500 shares subject to stock options exercisable within 60 days, 7,468 shares held indirectly through our Stock Purchase Program, 44,588 shares held indirectly through our Benefit Restoration Plan and 146,237 shares held indirectly through our Employees Investment Plan; does not include 47,119 shares held by certain irrevocable family trusts in which Mr. Jenkins has no beneficial interest. Employees Investment Plan and Benefit Restoration Plan holdings are as of August 31, 2003.

How much stock do our directors and executive officers own?

      Unless otherwise indicated, the following table sets forth information as of September 8, 2003, with respect to the shares of our common stock beneficially owned by each of our directors, our named executive officers, and our directors and named executive officers as a group. As of September 8, 2003, 6,090,599 shares of our common stock were issued and outstanding.

	Number of Shares		Percentage
Name of Beneficial Owner	Beneficially Owned(1)		of Ownership

James F. Gaertner, Ph.D.	50,768	(2)	*
J.S.B. Jenkins	738,264	(3)	11.80%
C.A. Rundell, Jr.	42,582	(4)	*
Roger R. Hemminghaus	28,534	(5)	*
Colombe M. Nicholas	12,500	(6)	*
Gene Stallings	21,437	(7)	*
Stanley T. Ninemire	158,285	(8)	2.57%
Mark J. Flaherty	17,989	(9)	*
All directors and executive officers as a group (8 persons)	1,070,359		16.58%

*	Represents less than 1%.

(1)	Shares are deemed to be “beneficially owned” by a person if such person, directly or indirectly, has or shares (a) voting power with respect to such shares, including the power to vote or to direct the voting of such shares, or (b) investment power with respect to such shares, including the power to dispose or to direct the disposition of such shares. In addition, a person is deemed to be the beneficial owner of shares if such person has the right to acquire beneficial ownership of such shares within 60 days. Directors and officers have sole voting and investment power with respect to the shares shown unless otherwise indicated below.

(2)	Includes 3,375 shares held of record by Dr. Gaertner, 43,413 shares subject to stock options exercisable within 60 days and 3,980 shares attributable to ownership of stock units under our 1995 Stock Deferral Plan for Non-Employee Directors.

(3)	Includes 372,471 shares held of record by Mr. Jenkins, which includes 12,100 shares of restricted stock, 167,500 shares subject to stock options exercisable within 60 days, 7,468 shares held indirectly through our Stock Purchase Program, 44,588 shares held indirectly through our Benefit Restoration Plan and 146,237 shares held indirectly through our Employees Investment Plan; does not include 47,119 shares held by certain irrevocable family trusts in which Mr. Jenkins has no beneficial interest. Employees Investment Plan and Benefit Restoration Plan holdings are as of August 31, 2003.

(4)	Includes 6,653 shares held of record by Mr. Rundell, 4,500 shares held indirectly in a self-directed IRA, 27,860 shares subject to stock options exercisable within 60 days and 3,569 shares attributable to ownership of stock units under our 1995 Stock Deferral Plan for Non-Employee Directors.

(5)	Includes 3,500 shares held of record by Mr. Hemminghaus, 12,500 shares subject to stock options exercisable within 60 days and 12,534 shares attributable to ownership of stock units held in our 1995 Stock Deferral Plan for Non-Employee Directors.

(6)	Includes 12,500 shares subject to stock options exercisable within 60 days.

(7)	Includes 2,837 shares held of record by Mr. Stallings and 18,600 shares subject to stock options exercisable within 60 days.

(8)	Includes 57,721 shares held of record by Mr. Ninemire, which includes 5,600 shares of restricted stock, 71,750 shares subject to stock options exercisable within 60 days, 3,328 shares held indirectly through our Stock Purchase Program, 1,825 shares held indirectly through our Benefit Restoration Plan and 23,661 shares held indirectly through our Employees Investment Plan. Employees Investment Plan and Benefit Restoration Plan holdings are as of August 31, 2003.

(9)	Includes 6,509 shares held of record by Mr. Flaherty, which includes 5,100 shares of restricted stock, 10,167 shares subject to stock options exercisable within 60 days, 785 shares held indirectly through our Stock Purchase Program and 528 shares held indirectly through our Employees Investment Plan. Employees Investment Plan holdings are as of August 31, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Have our directors, executive officers and 10% stockholders complied with section 16(a) of the Exchange Act?

      Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of our common stock to file reports with the SEC. These persons must file initial reports of ownership as well as reports of changes in ownership of common stock and other equity securities of our company. Executive officers, directors and greater than 10% stockholders are required by federal regulations to provide us with copies of all reports they file pursuant to Section 16(a).

      To our knowledge, our executive officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements during the fiscal year ended June 30, 2003. Our knowledge is based solely on a review of the copies of such reports made available to us and/or written representations that no other reports were required.

OTHER INFORMATION YOU NEED TO MAKE A DECISION

Who are our executive officers?

      The following table lists the names and ages of our named executive officers and all positions they hold. Each of the listed officers has been elected by our board of directors and serves at the discretion of the board of directors.

Name	Age	Positions Held

J.S.B. Jenkins	60	President, Chief Executive Officer and Director
Stanley T. Ninemire	47	Executive Vice President of Operations and Assistant Secretary
Mark J. Flaherty	40	Chief Financial Officer and Treasurer

      Information regarding Mr. Jenkins’ business experience can be found under “Who are our continuing directors?”

      Stanley T. Ninemire has served as our Executive Vice President of Operations since August 2002 and as our Assistant Secretary since January 1997. Mr. Ninemire served as our Senior Vice President and Chief Financial Officer from January 1997 to August 2002. Mr. Ninemire also served as our Vice President — International Operations from November 1994 through June 1995 and as Vice President and Treasurer from our formation in November 1990 until November 1994. In addition, Mr. Ninemire was the company’s Secretary from November 1990 to June 1991 and Assistant Secretary from June 1991 through November 1994. From July 1995 to December 1996, Mr. Ninemire was Senior Vice President of Finance and Operations of Practitioners Publishing Company, a division of Thomson Publishing. Mr. Ninemire is a certified public accountant.

      Mark J. Flaherty has served as our Chief Financial Officer since August 2002 and as our Treasurer since October 2002. Prior to becoming our Chief Financial Officer, Mr. Flaherty served as our Corporate Controller from June 1997 through August 2002. From 1991 to June 1997, Mr. Flaherty held the positions of Divisional Controller and Assistant Corporate Controller of various companies in the real estate and staffing industries. Prior to 1991, Mr. Flaherty was employed in the audit practice at the accounting firm formerly known as Coopers & Lybrand. Mr. Flaherty is a certified public accountant.

      There are no family relationships between any directors and executive officers.

How do we compensate our executive officers?

      We believe compensation of our executive officers and other key management personnel should be directly and materially linked to our operating performance. We strive to achieve this relationship through short-term incentives which weight executive compensation towards bonuses paid on the basis of our performance and long-term incentives to own and hold substantial investments in our common stock.

      The human resources and compensation committee of our board of directors manages our executive compensation program and submits all issues concerning executive compensation to the full board of directors for approval. The committee reviews and recommends to the board long-term incentive awards for our executive officers and, in accordance with Delaware law, has delegated authority for awards to other employees to our chief executive officer.

      Annual and Long-Term Compensation. The following table presents certain information concerning annual and long-term compensation paid to each of our named executive officers for each of the fiscal years ended June 30, 2003, 2002 and 2001.

Summary Compensation Table

					Long-Term
					Compensation

		Annual Compensation			Securities	All Other
	Fiscal				Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options (#)	($)(1)

J.S.B. Jenkins	2003	$450,000		$301,202	40,000	$143,032
President and Chief	2002	$415,000		$175,910	40,000	$137,974 (2)
Executive Officer	2001	$395,000		$0	32,500	$75,416 (2)
Stanley T. Ninemire	2003	$220,000		$110,441	20,000	$42,020
Executive Vice President	2002	$200,000		$58,680	20,000	$33,128
of Operations and	2001	$190,000		$0	16,250	$26,201
Assistant Secretary
Mark J. Flaherty(3)	2003	$125,000		$28,686	4,000	$15,038
Chief Financial	2002	N/A	$	N/A	N/A	$ N/A
Officer and Treasurer	2001	N/A	$	N/A	N/A	$ N/A

(1)	For fiscal 2003, represents automobile allowances of $3,160, $5,594 and $3,301 for each of Mr. Jenkins, Mr. Ninemire and Mr. Flaherty, respectively; matching contributions under our Stock Purchase Program of $37,718, $16,770 and $3,912 for each of Mr. Jenkins, Mr. Ninemire and Mr. Flaherty, respectively;

matching contributions under our Employees Investment Plan of $5,500, $11,000 and $7,825 for each of Mr. Jenkins, Mr. Ninemire and Mr. Flaherty, respectively; and matching contributions under our Benefit Restoration Plan of $96,654 and $8,656 for each of Mr. Jenkins and Mr. Ninemire, respectively.

(2)	Includes $27,000 in premiums paid on behalf of Mr. Jenkins in fiscal years 2002 and 2001 pursuant to a split-dollar life insurance policy. On November 1, 2003, we assigned the split-dollar life insurance policy to Mr. Jenkins. We no longer have any interest in or association with such policy.

(3)	Mr. Flaherty became an executive officer on August 13, 2002.

      Stock Options. The following table presents information concerning stock options granted to each of our named executive officers for the fiscal year ended June 30, 2003:

Option Grants In Last Fiscal Year

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	Percentage of			Price Appreciation for
	Underlying	Options Granted to			Option Term(2)
	Options	Employees During	Exercise Price	Expiration
Name	Granted (#)(1)	Fiscal Year	Per Share	Date	5% ($)	10% ($)

J.S.B. Jenkins	40,000	22.35%	$11.665	7/1/12	$293,442	$743,640
Stanley T. Ninemire	20,000	11.17%	$11.665	7/1/12	$146,721	$371,820
Mark J. Flaherty	4,000	2.23%	$11.665	7/1/12	$29,344	$74,364

(1)	These options were granted on July 1, 2002, and vest in 33 1/3% increments on each anniversary date of the original grant until fully vested.

(2)	The amounts shown in these columns represent the potential realizable values using the options granted and the exercise price. The SEC’s executive compensation disclosure rules set the assumed rates of stock appreciation. The rates are not intended to predict appreciation of our common stock.

      Stock Option Exercises. The following table presents certain information concerning options exercised during the fiscal year ended June 30, 2003, by each of our named executive officers. The table also includes the value of unexercised options held by such persons at June 30, 2003.

Aggregated Option Exercises In The Last Fiscal Year

And Fiscal Year-End Option Values

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		Fiscal Year-End (#)		Fiscal Year-End ($)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

J.S.B. Jenkins	0	$0	130,000	77,500	$288,891.67	$225,245.83
Stanley T. Ninemire	0	$0	53,000	38,750	$126,633.33	$112,622.92
Mark J. Flaherty	0	$0	6,833	7,167	$13,890.00	$19,432.50

      Employment Contracts and Change in Control Arrangements. We entered into severance agreements with J.S.B. Jenkins and Stanley T. Ninemire in July 1999 and with Mark J. Flaherty in August 2003. Each severance agreement has a three year term but is automatically extended on a year-to-year basis after the end of the term unless a change in control, as defined in the agreements, occurs. If a change in control occurs, the severance agreements will remain in effect until all benefits which are due have been paid. If within three years after a change in control occurs, the officer’s employment is terminated, other than as a result of permanent disability or for cause, or the officer terminates his employment as a result of certain events, the officer will be entitled to an amount equal to 200% of the officer’s aggregate base pay plus incentive pay. In addition, if a change in control occurs:

•	all of the officer’s stock options will immediately vest;

•	all restrictions on any restricted stock granted to the officer will lapse; and

•	the officer will receive all performance shares granted prior to the change in control.

      Under the severance agreements, each officer will, for two years following termination after a change in control, continue to receive the same employee benefits they received prior to termination. All amounts payable under each severance agreement cannot exceed 299% of the officer’s “base amount” as determined under the Internal Revenue Code.

      On January 1, 2003, we adopted the Tandy Brands Accessories, Inc. Supplemental Executive Retirement Plan (the “SERP”) for certain of our executive officers. The SERP provides that, upon retirement, a participant will receive annual benefits (or a discounted lump-sum at the time of retirement in lieu of annual benefits) which, when added to the participant’s social security retirement benefits, generally equal 60% of the average of the participant’s highest annual salary and bonus for three complete fiscal years over the last ten fiscal years of the participant’s employment. If the participant retires before the age of 65, the benefit would be reduced by 5% for each year the participant’s age is less than 65. If we undergo a change of control, as defined in the SERP, each participant would be entitled to receive the annual benefits to which such person would otherwise be entitled under the SERP as if each participant had reached the age of 65, with at least 30 years of service as of the date of the change of control. Such benefits would be paid to each participant no later than the third business day following the effective date of the change of control.

      In August 2002, former Executive Vice President, Jerry W. Wood, ceased to be an executive officer of the company. On August 23, 2002, we entered into an employment agreement with Mr. Wood, pursuant to which Mr. Wood agreed to provide services to us for a period of two years. The employment agreement provides for an annual salary in the amount of $240,000 plus certain benefits and will terminate by its terms on August 23, 2004, unless earlier terminated by the company.

Did we have transactions with our officers, directors or 5% stockholders during the past fiscal year?

      Inventory Purchases. During the 2003 fiscal year, we purchased inventory of approximately $51,993,000, based on the fair market value of the inventory, from Superior Leather, Ltd. of Kowloon, Hong Kong. Richard Liu, who owns approximately 6.32% of our outstanding common stock, is a principal of Superior Leather. We are of the opinion such inventory was purchased on terms and at prices which are no less favorable than could be negotiated in arm’s-length transactions with unaffiliated third parties.

How did our common stock perform compared to certain indexes?

      The line graph below compares the yearly percentage change in the cumulative total stockholder return on our common stock. The graph assumes reinvestment of dividends, if any, and the cumulative total return of the Nasdaq Stock Market — US Index, and the S&P Apparel and Accessories Index for the period from June 1998 through June 2003. The returns shown on the graph are not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Tandy Brands Accessories, Inc.,
The NASDAQ Stock Market (U.S.) Index
and The S&P Apparel, Accessories & Luxury Goods Index

	6/98	6/99	6/00	6/01	6/02	6/03

Nasdaq Stock Market (U.S.)	100.00	143.67	212.43	115.46	78.65	87.33
Tandy Brands Accessories, Inc.	100.00	91.95	42.28	30.28	62.56	63.43
S & P Apparel, Accessories & Luxury Goods	100.00	70.83	51.11	74.03	86.66	78.81

* $100 invested on 6/30/98 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

How do we compensate our non-employee directors?

      Meeting Fees. For the fiscal year ended June 30, 2003, non-employee directors and our Chairman received an annual retainer of $21,000 and $50,000, respectively, and a fee of $1,500 for each board meeting and each committee meeting they attended. Committee chairmen received an annual retainer of $2,000 in addition to any applicable committee meeting fees. We also reimbursed our directors for travel, lodging and related expenses they incurred in attending board and committee meetings, and we provided each director with directors and officers insurance and travel accident insurance.

      Incentive Awards. On October 16, 2002, our stockholders approved the Tandy Brands Accessories Inc., 2002 Omnibus Plan. The Omnibus Plan provides for the issuance of incentive stock options, nonqualified stock options, performance units, stock appreciation rights and/or restricted stock. Under the Omnibus Plan, when a non-employee director is first elected or appointed to the board, he or she is granted a nonqualified stock option to purchase 5,000 shares of our common stock or, if the board so elects, an alternative form of award (other than an incentive stock option) with a value substantially equivalent to the value of such nonqualified stock option. The Omnibus Plan also provides that concurrently with each regular annual election of the board of directors, each continuing non-employee director will receive a nonqualified stock option to purchase 2,500 shares of our common stock and our Chairman (if the Chairman was previously elected to the board and continues to serve as a director) will receive a nonqualified stock option to purchase 4,425 shares of our common stock. If the board so elects, non-employee directors and our Chairman may receive an alternative form of award (other than an incentive stock option) with a value substantially equivalent to the value of a nonqualified stock option to purchase 2,500 and 4,425 shares of our common stock, as the case may be. The exercise price of stock options granted under the plan is the average of the high and low prices of our common stock on the date of grant. Accordingly, on October 16, 2002, each of our non-employee directors (other than our Chairman) was granted a stock option to purchase 2,500 shares of common stock and our Chairman was granted a stock option to purchase 4,425 shares of common stock at an exercise price of $9.225 per share. These options became fully vested six months after the date of grant.

      Stock Deferral Plan. Our non-employee directors may elect in writing to defer receipt of all of their annual and committee chair retainer fees and meeting fees under our 1995 Stock Deferral Plan for Non-Employee Directors. All amounts deferred are credited to a bookkeeping reserve account we maintain in units which are equivalent in value to shares of our common stock, based on the average closing price of our common stock during the quarter to which their deferral election applies. We can issue up to 50,000 shares of our common stock under the stock deferral plan.

      All stock units are fully vested and cannot be forfeited. Shares of stock equal to the number of units deferred are payable in a single distribution at the time specified in the applicable deferral election, so long as that time is not earlier than twelve months following the establishment of a particular unit. Any declared cash dividends that would be payable on a number of shares of our common stock equal to the units which are credited to a participating director’s account will be reinvested. Any units will also be adjusted for stock dividends or other capital adjustments. In the event we experience a change in control, all units will become immediately payable.

      As of September 8, 2003, five directors were eligible to participate in our benefit plans for non-employee directors.

How many board meetings were held last year?

      We held five meetings of our board of directors during the 2003 fiscal year. Each director attended at least 75% of the combined total number of board meetings and meetings of the committees on which they served.

What are the board of directors’ committees? What functions do they serve?

      Audit and Finance Committee. C.A. Rundell, Jr., James F. Gaertner, Ph.D. and Roger R. Hemminghaus currently serve on our audit and finance committee. Mr. Rundell is the chairman of the committee. Each member of the audit and finance committee is “independent,” as defined in the National Association of Securities Dealers’ current and proposed listing standards. The primary function of our audit and finance committee is to review the effectiveness of our accounting policies and practices, our financial reporting and our internal controls. Our board of directors has adopted a written charter for the audit and finance committee, a copy of which was most recently published in the proxy statement for our 2002 annual meeting of stockholders.

      The audit and finance committee’s basic role is to review and approve the scope of the annual examination of our books and records. Other roles of the committee include:

•	reviewing the findings and recommendations of our outside auditors when the audit is complete;

•	considering the organization, scope and adequacy of our internal controls function;

•	reviewing with management the responsiveness of the independent auditor to the company’s needs;

•	recommending to the board of directors the independent auditors to be selected to audit the books of the company and reviewing the fees charged by the independent auditors for audit and non-audit services; and

•	providing oversight on our accounting principals and financial reporting.

      The Sarbanes-Oxley Act of 2002, along with related SEC rulemaking, added a number of provisions to federal law increasing the responsibility and strengthening the authority of corporate audit committees. Related rules regarding audit committee structure and responsibility have also been proposed by the NASD and will become applicable to our audit and finance committee upon adoption. As a result, we are presently reviewing our written charter, and it is expected that we will adopt a new charter later this year to reflect the relevant provisions of the Sarbanes-Oxley Act and related SEC and NASD rules.

      The audit and finance committee held four regular meetings and one special meeting during the 2003 fiscal year.

      Human Resources and Compensation Committee. Colombe M. Nicholas, James F. Gaertner, Ph.D. and Gene Stallings serve on our human resources and compensation committee. Ms. Nicholas is the chair of the committee. Each member of the committee is “independent,” as defined in the NASD’s current and proposed listing standards. The human resources and compensation committee primarily oversees the following:

•	internal organization;

•	salary and non-salary compensation;

•	benefit programs;

•	executive officer salaries, bonuses and incentive awards; and

•	succession planing and related human resource matters.

      The human resources and compensation committee met two times during the 2003 fiscal year.

      Nominating Committee. During the 2003 fiscal year, we did not have a standing nominating committee or a committee performing similar functions. However, our board of directors recently established a nominating committee comprised of James F. Gaertner, Ph.D., C.A. Rundell, Jr., Roger R. Hemminghaus, Colombe M. Nicholas, and Gene Stallings. Each member of the nominating committee is “independent,” as defined in the NASD’s current and proposed listing standards. The board is in the process of drafting a nominating committee charter which will address:

•	the committee’s purpose;

•	the committee’s duties and responsibilities; and

•	whether the committee will consider nominees recommended by stockholders and, if so, the procedures to be followed by stockholders in submitting such recommendations.

      Compensation Committee Interlocks and Insider Participation. None of the current or prior members of our human resources and compensation committee is or was an officer or employee of Tandy Brands or any of our subsidiaries and none of the members were a party to any material transaction with us during the past fiscal year. In addition, none of our executive officers served as a member of the compensation or similar committee or board of directors of any other entity of which an executive officer served on our human resources and compensation committee or our board of directors.

REPORT OF AUDIT AND FINANCE COMMITTEE

      The audit and finance committee oversees the company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for preparing the company’s financial statements and the company’s reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit and finance committee reviewed and discussed the audited financial statements included in the company’s Annual Report on Form 10-K with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The audit and finance committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit and finance committee under generally accepted auditing standards.

      In addition, the audit and finance committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The audit and finance committee received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from Tandy Brands and management. The audit and finance committee has also considered whether the independent auditors’ provision of non-audit services to Tandy Brands is compatible with the auditors’ independence.

      The audit and finance committee discussed with the company’s independent auditors the overall scope and plans for their audit. The audit and finance committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the company’s financial reporting. The audit and finance committee held four regular meetings and one special meeting during fiscal year 2003.

      The members of the audit and finance committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit and finance committee rely without independent verification on the information provided to them and on the representations made by management and the company’s independent auditors. Accordingly, the audit and finance committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit and finance committee’s considerations and discussions referred to above do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact “independent.”

      Based on the company’s discussions with management, the company’s internal auditor and the company’s independent auditor, and in reliance on the reviews and discussions referred to above, the audit and finance committee recommended to the board of directors and the board of directors has approved inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended June 30, 2003, for filing with the Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE

C.A. RUNDELL, JR., CHAIRMAN
ROGER R. HEMMINGHAUS
JAMES F. GAERTNER, PH.D.

REPORT OF HUMAN RESOURCES AND COMPENSATION COMMITTEE

      Our human resources and compensation committee is composed entirely of non-employee directors. Each member is “independent” as defined by the National Association of Securities Dealers’ current and proposed listing standards. None of these directors participate in the compensation programs described in this report. Our human resources and compensation committee is responsible for reviewing and making recommendations to our board of directors regarding the compensation of our executive officers. Our board of directors has final approval of executive officer compensation.

      We review the performance of each executive officer on at least an annual basis. Base salary increases are based upon the results of performance reviews. Base salary increases for the executive officers, excluding our chief executive officer, are also based upon the recommendation of our president and chief executive officer.

What is the committee’s philosophy?

      In determining executive officer compensation, we are guided by the following objectives:

•	attracting, retaining and motivating highly qualified and committed executive officers;

•	using the competitive employment marketplace as a guide to assessing and establishing compensation levels;

•	determining total compensation to a meaningful degree by returns to our stockholders;

•	exercising appropriate discretion and judgment in making individual compensation determinations based on the performance and particular employment position of the affected executive officer, our current economic and business circumstances and prevailing conditions in the marketplace; and

•	encouraging executive officers to obtain and hold an equity stake in our stock.

What are the components of our executive officers incentive plan?

      Under our fiscal 2003 executive officers incentive plan, executive officer compensation consisted of the following components:

•	annual base salary;

•	annual incentive bonus;

•	long-term compensation in the form of stock option grants; and

•	matching contributions under our Stock Purchase Program, Employees Investment Plan and Benefit Restoration Plan.

      In establishing this plan, the human resources and compensation committee collected and reviewed information regarding comparative executive officer compensation using publicly available sources. In addition, the committee updated information it had previously collected through prior compensation surveys produced by independent compensation firms to collect current compensation ranges for our peer group.

How were base salaries determined?

      During fiscal year 2003, we sought to establish base salaries of our executive officers at levels that, in the judgment of the human resources and compensation committee and the board of directors, were sufficiently competitive to attract and retain qualified executive officers. These salaries were approximately equal to the average base salaries for comparable positions within our peer group. The committee established the base salary portion of annual compensation, which was increased for fiscal year 2003, at the beginning of the fiscal year. We granted salary increases to our executive officers in order to provide them with salaries comparable to those within our industry and peer group.

Were incentive bonuses paid?

      We structure our incentive bonuses to encourage achievement of our performance goals with additional cash compensation directly related to our performance. Our fiscal year 2003 compensation plan provided for incentive bonuses based on:

•	the extent to which fiscal year 2003 profit performance exceeded fiscal year 2002 performance; and

•	return on asset performance in accordance with criteria established by our board of directors.

      Under the plan, potential bonuses were set at performance levels that, in the judgment of the committee and the board of directors, would facilitate growth. Because our performance was above the minimum levels established in our compensation plan, we paid bonuses to our executive officers in the aggregate amount of $440,329.

What is the long-term component of executive compensation?

      Our stock option and bonus plans and stock purchase programs provide long-term incentive compensation for executive officers if the market price of our common stock increases over time. We granted options to purchase an aggregate of 64,000 shares of our common stock to our named executive officers during the past fiscal year.

How was our chief executive officer’s compensation determined?

      During fiscal year 2003, our chief executive officer’s base salary rate was $450,000, a $35,000 increase from fiscal year 2002. Because our performance during fiscal year 2003 exceeded the minimum levels established in our compensation plan, we paid our chief executive officer a bonus of $301,202 for fiscal year 2003. The increase in base salary and the bonus paid to our chief executive officer for fiscal year 2003 was, in the opinion of the committee and the board of directors, consistent with the salaries and bonuses for comparable positions within our industry and peer group.

What limits does the Internal Revenue Code impose on deducting executive compensation?

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year. Certain remuneration, however, is not subject to disallowance, including compensation paid on a commission basis and, if certain requirements prescribed by the Code are satisfied, other performance based compensation. At this time, we believe that the deduction disallowance prescribed by Section 162(m) of the Code does not apply to us.

      This report has been provided by the human resources and compensation committee of our board of directors.

HUMAN RESOURCES AND
COMPENSATION COMMITTEE

COLOMBE M. NICHOLAS, CHAIR
JAMES F. GAERTNER, PH.D.
GENE STALLINGS

TBAC-PS-03

DETACH HERE	ZTBAC2

PROXY

TANDY BRANDS ACCESSORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned security holder of Tandy Brands Accessories, Inc., a Delaware corporation, hereby appoints J.S.B. Jenkins and Stanley T. Ninemire, and each of them, with full power of substitution, to represent and to vote on behalf of the undersigned all securities which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held on Wednesday, October 15, 2003, at 10:00 A.M., local time, at the Yoakum Community Center located at 105 Huck Street, Yoakum, Texas 77995, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such securities upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The securities represented by this Proxy will be voted as specified on the reverse side, but if no specification is made, the Proxies named above intend to vote the securities at their discretion FOR the election of the nominees listed in the Proxy Statement for the Annual Meeting and otherwise at the discretion of the Proxies.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

TANDY BRANDS ACCESSORIES, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTBAC1

#TBA
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